UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  June 20, 2016

NET MEDICAL EXPRESS SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

NEVADA	333-30176	91-1287406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

(Address of principal executive offices)  (Zip Code)

(505) 255-1999

(Registrant’s telephone number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We amended our Articles of Incorporation on April 18, 2016 for the purpose of effecting a share combination (reverse stock split) in a ratio of one share for each nine shares issued and outstanding.  The amendment provides that the effective date is dependent on the market announcement made by the Financial Industry Regulatory Authority.  The market announcement was made today.  The effective date for market purposes is opening of business on June 21, 2016.

Section 7 - Regulation FD

Item 7.01  Regulation FD Disclosure.

On June 20, 2016, we issued a press release announcing the reverse stock split.  The release includes instructions to stockholders for exchange of certificates and payment for fractional shares.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99	Press release dated June 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Medical Express Solutions, Inc.

By:  /s/  Richard F. Govatski

Richard F. Govatski, President

Date:  June 20, 2016

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